                                                                    EXHIBIT 10.7

                             AMENDED EMPLOYMENT AND
                             STOCK GRANT AGREEMENT


     THIS AMENDED EMPLOYMENT AND STOCK GRANT AGREEMENT (this "Agreement") is executed as of August 24, 1998 to be effective as of May 15, 1998, between Work International Corporation, a Texas corporation (the "Company"), and Michael Hlinak, an individual residing in Houston, Texas (the "Executive"). However, the provisions of new Section 3.6 are effective as of August 24, 1998.

                                    RECITALS

     WHEREAS, the Company has been formed to acquire companies engaged in the business of temporary staffing and outsourcing services, human resource management and technology project management; and

     WHEREAS, the Company wishes to employ the Executive, and the Executive is willing to accept employment, on the terms and conditions of this Agreement;

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the Company employing the Executive and the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

     1.   Employment, Duties and Acceptance.

          1.1 Employment by the Company. The Company agrees to employ the Executive as a full-time executive employee of the Company in the position of Chief Operating Officer for the Employment Term (as hereinafter defined) to render such services and to perform such duties as are customarily attendant to such position as well as such other duties, which are not inconsistent with the Executive's status as an executive employee of the Company, as shall from time to time reasonably be requested by the Board of Directors of the Company (the "Board of Directors") or the officers of the Company senior to the Executive.

          1.2 Acceptance of Employment by the Executive. The Executive hereby accepts such employment and shall render the services required of him under
Section 1.1. The Executive shall devote his full business time, attention and energy to the business of the Company and the performance of his duties under this Agreement. The foregoing shall not, however, prohibit the Executive from making and managing personal investments, or from engaging in civic or charitable activities, that do not materially impair the performance of his duties under this Agreement. If appointed or elected, as applicable, the Executive also shall serve during all or any part of the Employment Term as any other officer and/or as a director of the Company or any of its subsidiaries or affiliates, without any additional compensation other than that specified in this Agreement.
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          1.3  Place of Performance.  The Executive shall be based in the
Houston, Texas area, and nothing in this Agreement shall require the Executive to relocate his base of employment or principal place of residence from this area.

          1.4 Termination of Existing Contracts. The Executive agrees that all agreements and contracts, whether written or oral, relating to the employment of the Executive by any other entity or person, are terminated as of the commencement of the Employment Term.

     2. Term of Employment. The term of the Executive's employment under this Agreement (the "Employment Term") shall commence on the date this Agreement (the "Commencement Date") and shall continue (unless earlier terminated as herein provided) through and expire on the first anniversary of the Commencement Date; provided, that upon completion of the Company's initial public offering ("IPO") during the Employment Term, this Agreement shall continue thereafter and expire on the third anniversary of the IPO (the "Expiration Date").

     3.   Compensation and Other Benefits.

          3.1 Annual Salary. As compensation for services to be rendered under this Agreement, the Company shall pay the Executive a salary (the "Annual Salary"), subject to such increases as the Board of Directors may, in its discretion, approve, at a rate of $175,000 per annum; provided, that until the completion of the IPO, the executive shall receive such compensation as shall be allocated to him by the Board of Directors from funds available to compensate executive officers of the Company. The Executive shall also be eligible, during the Employment Term, to receive such other compensation, whether in the form of cash bonuses, incentive compensation, stock options, stock appreciation rights, restricted stock awards or otherwise (collectively, the "Additional Compensation"), as the Board of Directors (or any committee of the Board) may, in its discretion, approve. The Annual Salary and the Additional Compensation shall be payable in accordance with the applicable payroll and/or other compensation policies and plans of the Company as in effect from time to time, less such deductions as shall be required to be withheld by applicable law and regulations.

          3.2 Participation in Employee Benefit Plans. The Executive shall be permitted, during the Employment Term, to choose, on a quarterly basis, either:
(i) if and to the extent eligible, to participate in any group life, hospitalization or disability insurance plan, health program, pension plan, similar benefit plan or other "fringe benefits" of the Company, which may be available to all other senior executives of the Company generally on the same terms as such other executives; or (ii) to receive the sum of $500.00 per month for reimbursement of expenses that would generally be covered by such benefit plans.

          3.3 Executive Support. The Company shall provide to the Executive office facilities, furniture, fixtures and equipment, secretarial and support personnel and other executive support services as the Executive shall reasonably require in connection with his performance of his obligations under this Agreement.

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

          3.4 Reimbursement of Business Expenses. The Executive may incur reasonable, ordinary and necessary business expenses in the course of his performance of his obligations under this Agreement, including expenses for travel, food and entertainment. The Company shall reimburse the Executive for all such business expenses if (i) such expenses are incurred by the Executive in accordance with the Company's business expense reimbursement policy, if any, as may be established and modified by the Company from time to time, and (ii) the Executive provides to the Company a record of (A) the amount of the expense, (B) the date, place and nature of the expense, (C) the business reason for the expense and (D) the names, occupations and other data concerning individuals entertained sufficient to establish their business relationship to the Company. The Company shall have no obligation to reimburse the Executive for expenses that are not incurred and substantiated as required by this Section 3.4.

          3.5 Stock Options. Upon the Commencement Date, the Company will grant the Executive non-qualified stock options (the "Options") to purchase 175,000 shares of the common stock of the Company as presently constituted, at the price per share at which shares of Common Stock are sold in the IPO pursuant to an option agreement to be entered into (the "Option Agreement"). The Options will vest as to 33% of such shares upon the completion of the IPO and as to the remaining 67% of such shares upon the first anniversary of the completion of the IPO. The Options shall have a term of ten (10) years from the date of grant, and may be exercised in whole or in part, from time to time, at any time after vesting by the payment of cash or the tender of shares of the Company's common stock having a value equal to the exercise price of the Options being exercised, all as set forth in the Option Agreement. Commencing with the IPO and for each partial or full calendar year thereafter during the term hereof, provided Executive is then serving as an employee of the Company, the Company shall grant to Executive options to purchase such number of additional shares as the Board of Directors of the Company may determine, on such terms and conditions as shall be established at such time.

          3.6  Stock Grant.   Effective as of the date of this Agreement, the
Company grants to the Executive shares of the common stock of the Company equivalent to 15,000 shares of the Company's common stock immediately after the reverse split which will precede the Company's anticipated IPO (the "Grant Shares"). There are no vesting conditions on such shares.

     The Company shall loan to the Executive an amount equal to all required income taxes payable on the income recognized by the Executive on the issuance of the Grant Shares, said loan to be made pursuant to a promissory note which requires repayment of the loan and all interest thereon on the first anniversary of said loan, and which bears interest equal to the applicable federal short-term rate, compounded semi-annually, as determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended.

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

     4.   Non-Competition.

          4.1  Covenants Against Competition.  The Executive acknowledges that
(i) the Company, which for purposes of this Section 4 includes all of its present and future subsidiaries and affiliates, including such subsidiaries and affiliates as may be formed or incorporated during the Restricted Period (as defined in Section 4.1.1), is engaged in the business described in the Recitals set forth on the first page of this Agreement (the "Business"); (ii) the Executive is one of a limited number of persons who will perform a significant role in developing the Business; (iii) the Business is conducted throughout the United States; (iv) his work for the Company will give him, trade secrets of, and confidential information concerning, the Company; (v) the agreements and covenants contained in this Section 4 (collectively, the "Restrictive Covenants") are essential to protect the Business and the goodwill of the Company; (vi) he has means to support himself and his dependents other than by engaging in the Business in violation of the Restrictive Covenants and the Restrictive Covenants will not impair such ability. Accordingly, the Executive agrees as follows:

               4.1.1 Non-Compete. For a period commencing on the Commencement Date and ending (i) if this Agreement is terminated pursuant to its Section 5.3, on the effective date of the Executive's termination or (ii) otherwise, on the third anniversary of the date this Agreement is otherwise terminated (the "Restricted Period"), the Executive shall not (A) engage, as an officer, director or in any other managerial capacity or as an owner, co-owner or other investor of or in, whether as an employee, independent contractor, consultant or advisor, or as a sales or manufacturer's representative or distributor of any kind, in any business selling any products or providing any services which are sold or offered by the Company on the date the Executive's employment is terminated, within any territory surrounding any regional office (each a "facility") in which the Company was engaged in business immediately prior to the date of the Executive's termination of employment (for purposes of this Section 4.1, the territory surrounding a facility shall be: (1) the city, town or village in which the facility is located, (2) the county or parish in which the facility is located, (3) the counties or parishes contiguous to the county or parish in which the facility is located, (4) the area located within 100 miles of the facility and (5) the area in which the facility regularly makes sales or provides services, all of such locations being herein collectively called the "Territory"), or (B) call on any person or entity that at the time is, or at any time within one year prior to the date of termination of the Executive's employment was, a customer of the Company within the Territory, for the purpose of soliciting or selling any product or service which is then sold or offered within the Territory by the Company or any of its then current vendors or suppliers, if the Executive has knowledge of that customer relationship; provided, however, that nothing in this Section
     4.1.1 shall prohibit the Executive from owning, directly or indirectly, solely as an investment, securities of any entity traded on any national securities exchange or over-the-counter market if the Executive is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, own five percent or more of any class of securities of such entity.

               4.1.2 Confidential Information; Personal Relationships. During the Restricted Period and thereafter, the Executive shall keep secret and retain in strict confidence, and shall not use for the benefit of himself or others, all confidential matters of the Company, including, without limitation, "know-how," trade secrets, customer lists,

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     details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of production and distribution, technical processes, designs and design projects, inventions and research projects of the Company learned by the Executive during the Restricted Period, but excluding any information learned by the Executive prior to the Restricted Period or any information which is or becomes available publicly except through the Executive or any person who is prohibited from making such disclosure; nor shall the Executive exploit for his own benefit, or the benefit of others, personal relationships with customers, suppliers or agents of the Company in connection with or adversely affecting the Business formed previously or during the Restricted Period.

               4.1.3 Property of the Company. All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Executive, or made available to the Executive relating to the Company, other than purely personal matters, are and shall be the Company's property and shall be delivered to the Company promptly upon the termination of the Executive's employment (whether such termination is for Cause, as hereinafter defined, or otherwise) or at any other time on request of the Company.

               4.1.4 Employees of the Company. During the Restricted Period and thereafter for as long as the Executive shall remain an employee of or consultant to the Company, the Executive shall not, directly or indirectly, hire or solicit any employee or independent sales agent of the Company away from the Company or encourage any such employee or agent to leave such employment.

               4.1.5 Consultants of the Company. During the Restricted Period and thereafter for as long as the Executive shall remain an employee of or consultant to the Company, the Executive shall not, directly or indirectly, hire or solicit any consultant then under contract with the Company or encourage such consultant to terminate such relationship.

               4.1.6 Acquisition Candidates. During the Restricted Period and thereafter for as long as the Executive shall remain an employee of or consultant to the Company, the Executive shall not call on any Acquisition Candidate (as defined below in this Section 4.1.6), with the knowledge of such Acquisition Candidate's status as such, for the purpose of acquiring, or arranging the acquisition of, that Acquisition Candidate by any person or entity other than the Company. In this Section 4.1.6, "Acquisition Candidate" means any person or entity engaged in the Business and (i) which was called on by the Company, in connection with the possible acquisition by the Company of that person or entity, or (ii) with respect to which the Company has made an acquisition analysis.

               4.1.7 Assignment of Rights. The Executive hereby specifically sells, assigns, transfers and conveys to the Company all of his worldwide right, title and interest in and to all such information, ideas, concepts, improvements, discoveries or inventions, and any United States or foreign applications for patents, inventor's certificates or other industrial

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

     rights which may be filed in respect thereof, including divisions, continuations, continuations-in-part, reissues and/or extensions thereof, and applications for registration of such names and service marks. The Executive shall assist the Company and its nominee at all times, during the Employment Period and thereafter, in the protection of such information, ideas, concepts, improvements, discoveries or inventions, both in the United States and all foreign countries, which assistance shall include, but shall not be limited to, the execution of all lawful oaths and all assignment documents requested by the Company or its nominee in connection with the preparation, prosecution, issuance or enforcement of any applications for United States or foreign letters patent, including divisions, continuations, continuations-in-part, reissues and/or extensions thereof, and any application for the registration of such names and service marks.

               4.1.8 Work for Hire. In the event the Executive creates, during the Employment Period, any original work of authorship fixed in any tangible medium of expression which is the subject matter of copyright (such as, videotapes, written presentations on acquisitions, computer programs, drawings, maps, architectural renditions, models, manuals, brochures or the like) relating to the Company's business, products or services, whether such work is created solely by the Executive or jointly with others, the Company shall be deemed the author of such work if the work is prepared by the Executive in the scope of his employment; or, if the work is not prepared by the Executive within the scope of his employment but is specially ordered by the Company as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as a translation, as a supplementary work, as a compilation or as an instructional text, then the work shall be considered to be work made for hire, and the Company shall be the author of such work. If such work is neither prepared by the Executive within the scope of his employment nor a work specially ordered and deemed to be a work made for hire, then the Executive hereby agrees to sell, transfer, assign and convey, and by these presents, does sell, transfer, assign and convey, to the Company all of the Executive's worldwide right, title and interest in and to such work and all rights of copyright therein. The Executive agrees to assist the Company and its Affiliates, at all times, during the Employment Period and thereafter, in the protection of the Company's worldwide right, title and interest in and to such work and all rights of copyright therein, which assistance shall include, but shall not be limited to, the execution of all documents requested by the Company or its nominee and the execution of all lawful oaths and applications for registration of copyright in the United States and foreign countries.

          4.2 Rights and Remedies upon Breach. If the Executive breaches or threatens to commit a breach of the Restrictive Covenants, the Company shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

               4.2.1 Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

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               4.2.2  Accounting.  The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Executive as the result of any transaction constituting a breach of the Restrictive Covenants.

          4.3 Severability of Covenants. The Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

          4.4 Blue-Pencilling. If any court determines that any Restrictive Covenant, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

          4.5 Enforceability in Jurisdictions. The Company and the Executive intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and the Executive that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of the Restrictive Covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

     5.   Termination.

          5.1 Termination upon Death. If the Executive dies during the Employment Term, this Agreement shall terminate, except that the Executive's legal representatives, successors, heirs or assigns shall be entitled to receive the Annual Salary, the Additional Compensation, and the Options, which shall vest according to the schedule set forth herein, and other accrued benefits, if any, earned up to the date of the Executive's death; provided, however, if any Additional Compensation or other benefits are governed by the provisions of any written employee benefit plan or policy of the Company, any written agreement contemplated thereunder or any other separate written agreement entered into between the Executive and the Company, the terms and conditions of such plan, policy or agreement shall control in the event of any discrepancy or conflict with the provisions of this Agreement regarding such Additional Compensation or other benefit upon the death, termination or disability of the Executive.

          5.2 Termination for Cause. At any time during the Employment Term, the Company shall have the right, exercisable by serving notice effective in accordance with its terms, to terminate the Executive's employment under this Agreement and discharge the Executive for Cause (as hereinafter defined). If such right is exercised, the Company's obligation to the Executive shall be limited to the payment of any unpaid Annual Salary, Additional Compensation and other benefits, if any, accrued up to the effective date (which shall not be retroactive) specified in the

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Company's notice of termination. Any Options which have not fully vested, in accordance with the schedule set forth herein, on or before the effective date of Executives termination for Cause shall be immediately canceled. As used in this Section 5.2 and in Section 5.3 below, the term "Cause" shall mean that the Board of Directors shall have determined that (i) there has been a material breach by the Executive of the terms of this Agreement, (ii) the Executive has willfully and persistently failed or refused to follow the reasonable policies and directives established by the Board of Directors or executive officers of the Company senior to the Executive, (iii) the Executive has wrongfully misappropriated money or other assets or properties of the Company or any subsidiary or affiliate of the Company, (iv) the Executive has been convicted of any felony or other serious crime, (v) the Executive's chronic absenteeism, neglect of duties, alcoholism or drug addiction, or (vi) the Executive has exhibited gross moral turpitude relevant to his office or employment with the Company or any subsidiary or affiliate of the Company.

          5.3 Termination Without Cause. At any time during the period beginning on the first anniversary of the Commencement Date and continuing through the end of the Employment Term, the Company shall have the right, exercisable by serving notice effective in accordance with its terms, to terminate the Executive's employment under this Agreement and discharge the Executive without Cause. If such right is exercised, the Company's obligation to the Executive shall be limited to the payment of any unpaid Annual Salary, Additional Compensation and other benefits, if any, accrued up to the effective date (which shall not be retroactive) specified in the Company's notice of termination, plus payment of any Annual Salary which otherwise would be payable to the Executive until the date which is three months from the effective date of the Executive's termination. The Options shall continue to vest and become exercisable in accordance with the schedule set forth herein.

          5.4 Termination upon Disability. If during the Employment Term the Executive becomes physically or mentally disabled, whether totally or partially, as evidenced by the written statement of a competent physician licensed to practice medicine in the United States, so that the Executive is unable to substantially perform his services hereunder for (i) a period of six consecutive months, or (ii) for shorter periods aggregating six months during any twelve-month period, the Company may at any time after the last day of the six consecutive months of disability or the day on which the shorter periods of disability equal an aggregate of six months, by written notice to the Executive, terminate the Executive's employment hereunder. If such right is exercised, the Company's obligation to the Executive shall be limited to the payment of any unpaid Annual Salary, Additional Compensation and other benefits, if any, accrued up to the effective date (which shall not be retroactive) specified in the Company's notice of termination, plus payment of any Annual Salary which otherwise would be payable to the Executive during the six-month period following such effective date. The Options shall continue to vest and become exercisable in accordance with the schedule set forth herein.

          5.5 Termination by Executive. If Executive terminates his employment hereunder for any reason, the Company's obligation to the Executive shall be limited to the payment of any unpaid Annual Salary, Additional Compensation and other benefits, if any, accrued up to the effective date of such termination.

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

   6. Insurance. The Company may, from time to time, apply for and take out, in its own name and at its own expense, naming itself or others as the designated beneficiary (which it may change from time to time), policies for health, accident, disability or other insurance upon the Executive or his life, in any amount or amounts that it may deem necessary or appropriate to protect its interest. The Executive agrees to aid the Company in procuring such insurance by submitting to reasonable medical examinations and by filling out, executing and delivering such applications and other instruments in writing as may reasonably be required by an insurance company or companies to which any application or applications for insurance may be made by or for the Company.

     7. Indemnification. The Executive shall be entitled to the benefit of the indemnification obligations of the Company set forth in the Company's Articles of Incorporation, as amended through the date of this Agreement and the Company's bylaws as in effect at the date of this Agreement.

     8.   Other Provisions.

          8.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mail, as follows:

               (i)  if to the Company, to:

                    700 Louisiana
                    Suite 3900
                    Houston, Texas 77002
                    Telecopier No.: 713-225-6104

               (ii  if to the Executive, to:

                    19910 Erica Way
                    Katy, Texas 77450
                    Telecopier No.: 281-492-2777

     Either party may change its address for notice hereunder by notice to the other party.

          8.2 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to its subject matter and supersedes all prior agreements, written or oral, with respect thereto; provided, however, that nothing herein shall in any way limit the obligation, rights or liabilities of the parties under any written stock option agreement separately entered into by the parties.

          8.3 Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving

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

compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

          8.4  Governing Law; Venue.  This Agreement, except as set forth in
Section 4.5 hereof, shall be governed by, and construed in accordance with, the laws of the State of Texas, without reference to principles governing choice or conflicts of law.

          8.5 Assignment. This Agreement, and any rights and obligations hereunder, may not be assigned by any party hereto without the prior written consent of the other party, except that the Company may assign this Agreement to any of its subsidiaries or affiliates without the Executive's consent provided such assignment does not diminish any of the Executive's benefits, rights or obligations hereunder.

          8.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.7 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                 WORK INTERNATIONAL CORPORATION


                                 By: /s/ Mark F. Walz
                                    ---------------------------------
                                    Mark F. Walz, Vice President
                                    and Chief Financial Officer

                                 EXECUTIVE


                                 /s/ Michael Hlinak
                                 ------------------------------------
                                 Michael Hlinak

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